[COMPANY LETTERHEAD]

Board of Directors
Rancher Energy Corp.
Denver, Colorado

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A-3 of our audit report dated June 19, 2006, on the financial statements of Rancher Energy Corp., for the filing with and attachment to this Registration Statement for the years ended March 31, 2006 and 2005.

We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

October 10, 2007